Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8) 333-127435 pertaining to the Entorian Technologies Inc. (formerly, Staktek Holdings, Inc.) 2003 Stock Option Plan and

2.	Registration Statement (Form S-8) 333-133494 pertaining to the Entorian Technologies Inc. 2003 Stock Option Plan;

of our report dated March 13, 2008, with respect to the consolidated financial statements of Entorian Technologies Inc., included in this Annual Report (Form 10-K) of Entorian Technologies Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Austin, TX

March 13, 2008